EXHIBIT NUMBER 1

Treasure Island



                         AGREEMENT OF PURCHASE AND SALE
                                     Between
                       TREASURE ISLAND ASSOCIATES, Seller
                                       and
                      VESTAR-ATHENS RESORTS, L.L.C., Buyer


                                TABLE OF CONTENTS

Section                                                                     Page


1.       Definitions.........................................................  1
2.       Agreement to Purchase and Sell; Down Payment........................  3
3.       Other Property Included in Purchase and Sale........................  4
4.       Documents Furnished by Seller; Confidentiality......................  5
5.       Title...............................................................  5
6.       Buyer's Inspection of the Property..................................  7
7.       Consultants; Development and Site Expenses..........................  9
8.       Coastal Commission Approval......................................... 10
9.       Representations and Warranties...................................... 11
10.      Joint Conditions Precedent.......................................... 13
11.      Closing............................................................. 14
12.      Prorations.......................................................... 15
13.      Closing Expenses.................................................... 15
14.      Risk of Loss; Casualty and Eminent Domain........................... 15
15.      Broker's Commissions................................................ 16
16.      Defaults............................................................ 17
17.      Notices............................................................. 17
18.      Assignment.......................................................... 19
19.      General Provisions.................................................. 19

                                    EXHIBITS

         "A" - Legal Description
         "B" - Purchase Price
         "C" - Escrow Agreement
         "D" - Review Materials
         "E" - Existing Consultants
         "F" - Coastal Approval Related Consulting Services
         "G" - Extension Right

                         AGREEMENT OF PURCHASE AND SALE


     .........THIS  AGREEMENT OF PURCHASE AND SALE (this "Agreement") made as of the 1st day of June, 1998, between TREASURE ISLAND ASSOCIATES, a California general partnership, having an office at World Financial Center, South Tower, 225 Liberty Street, 12th Floor, New York, New York 10080-6112 ("Seller"), and VESTAR-ATHENS RESORTS, L.L.C., an Arizona limited liability company, having an office at 2425 East Camelback Road, Suite 750, Phoenix, Arizona 85016 ("Buyer").

     .........1. Definitions

     .........The following words and terms, when used in this Agreement,  shall have the respective meanings ascribed to them below unless the context otherwise requires:

     ........."Additional Deposit" has the meaning set forth in Section 2.2.

     ........."Approval  Period" means the period  commencing on May 1, 1998 and extending until the Closing or the earlier termination of this Agreement.

     ........."Buyer's Agents" has the meaning set forth in Section 4.

     ........."Buyer's Consultants" has the meaning set forth in Section 7.1.

     ........."Buyer's Title Premium" has the meaning set forth in Section 5.1.

     ........."City" means the City of Laguna Beach, California.

     ........."City Approval" means (i) the certification by the City Council of the City of (X) the LCP pursuant to California Public Resources Code Section 30510 and (Y) the EIR and (ii) the expiration of all administrative appeal periods and statutes of limitations for legal challenges without the filing of an administrative appeal or a legal challenge with respect to such certification.

     ........."Closing" has the meaning set forth in Section 11.

     ........."Closing Payment" has the meaning set forth in Section 2.2.

     ........."Coastal  Approval"  means (i) the  certification  by the  Coastal
Commission of the LCP and the EIR, (ii) such  certification has become final and
(iii) the expiration of all administrative appeal periods and statutes of limitations for legal challenges without the filing of an administrative appeal or a legal challenge with respect to such certification.

     ........."Coastal Commission" means the California Coastal Commission.

     ........."Deed" has the meaning set forth in Section 10.2.1.

     ........."Defect" has the meaning set forth in Section 5.3.

     ........."Defects Notice" has the meaning set forth in Section 5.3.

     ........."Down Payment" has the meaning set forth in Section 2.2.

     ........."EIR"  means the Draft  Environmental  Impact  Report for Treasure
Island Destination Resort Community (State Clearing House No. 96031023).

     ........."Escrow Agent" means First American Title Insurance Company of New
York, having an address at 228 East 45th Street, New York, New York 10017-3303.

     ........."Initial Deposit" has the meaning set forth in Section 2.2.

     ........."Laws and Regulations" has the meaning set forth in Section 8.1.4.

     ........."LCP"  means the Treasure  Island  Destination  Resort  Community,
Local Coastal Program (Land Use Plan and Implementing Actions Program).

     ........."MLHIRP  VI" means MLH Income  Realty  Partnership  VI, a Delaware limited partnership.

     ........."Permitted Exceptions" has the meaning set forth in Section 5.4.

     ........."Property" has the meaning set forth in Section 2.1.

     ........."Purchase Price" has the meaning set forth in Section 2.1.

     ........."Representation  Termination  Date" has the  meaning  set forth in
Section 9.2.

     ........."Review Materials" has the meaning set forth in Section 4.

     ........."Seller's Documents" has the meaning set forth in Section 6.4.

     ........."Seller's Title Premium" has the meaning set forth in Section 5.1.

     ........."Standard  Survey  Cost" means the cost to prepare a survey of the
Property satisfying the minimum standard detail requirements for ALTA/ACSM Land Title Surveys.

     ........."Survey" has the meaning set forth in Section 5.2.

     ........."Surviving Indemnities" has the meaning set forth in Section 5.3.

     ........."Title Commitment" has the meaning set forth in Section 5.1.

     ........."Title Company" means First American Title Insurance Company.

     ........."Title Policy" has the meaning set forth in Section 5.1.

     2. Agreement to Purchase and Sell; Down Payment

     2.1 Agreement to Purchase and Sell. Subject to and upon the terms and conditions contained in this Agreement, Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the real property described in Exhibit "A" attached hereto known as The Treasure Island Destination Resort, having a street address of 30801 Coast Highway, Laguna Beach, California, together with all buildings, structures and other improvements thereon
(collectively, the "Property"), for a total purchase price determined in accordance with Exhibit "B" attached hereto (the "Purchase Price").

     2.2 Down Payment: Payment of Purchase Price. Contemporaneously with the execution and delivery of this Agreement, Buyer shall pay to Escrow Agent, in its capacity as escrow agent, a good faith deposit in the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the "Initial Deposit") by wire transfer of immediately available funds. No provision of this Agreement shall be binding upon Seller unless and until Escrow Agent shall have received the Initial Deposit. Within three (3) business days following City Approval, provided Buyer shall not have terminated this Agreement pursuant to Section 6.2, Buyer shall pay to Escrow Agent the additional amount of NINE HUNDRED THOUSAND AND 00/100 DOLLARS (the "Additional Deposit") by wire transfer of immediately available funds. The Initial Deposit and the Additional Deposit are hereinafter collectively referred to as the "Down Payment." The Down Payment and all interest earned thereon shall be paid to the party entitled to receive the Down Payment. The Down Payment shall be invested and applied in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit "C". Buyer shall pay Seller by wire transfer of federal funds at the Closing an amount (the "Closing Payment") equal to (i) the Purchase Price, (ii) plus or minus net adjustments and prorations provided for in this Agreement, and
(iii) minus the Down Payment.

     3. Other Property Included in Purchase and Sale

     In addition to the Property, all right, title and interest of Seller, if any, in and to the following, to the extent that the same apply to the Property and are transferable or assignable, shall be included within the term "Property" and shall be transferred from Seller to Buyer at Closing:

     3.1 all rights, easements, rights of way, privileges, licenses, remainders, appurtenances and other rights, titles, interests, claims and benefits running with the Property;

     3.2 all manufactured homes, fixtures, machinery, equipment and other tangible personal property owned by Seller and attached and appurtenant to, or forming part of, the Property (the "Personal Property");

     3.3  all  consents,   authorizations,   variances,  licenses,  permits  and
certificates of occupancy, if any, issued by any governmental authority with respect to the Property;

     3.4 all logos, trade or business names and telephone numbers, if any, owned and used by Seller with respect to its ownership and operation of the Property;

     3.5 any and all rights of Seller in and to the LCP and the EIR and any and all approvals or certifications thereof by the Planning Commission and City Council of the City and the Coastal Commission;

     3.6 any and all rights of Seller in and to land underlying highways, streets and other public rights-of-way adjacent to the Property and rights of access thereto;

     3.7 any and all rights of Seller in and to strips and gores of land within or adjoining the Property;

     3.8 any and all air rights, excess floor area rights and other transferable development rights, if any, belonging to or useable with respect to the Property;

     3.9 any and all rights of Seller to utility connections and hook-ups with respect to the Property;

     3.10 any and all water rights and riparian rights, if any, of Seller with respect to the Property; and

     3.11 any other rights that Seller may have, if any, in or with respect to land adjoining the Property (including land that is separated from the Property only by a public highway, street or other right-of-way). Seller shall not transfer to any other party any rights it now has or acquires prior to the Closing with respect to the Property, except in connection with the LCP or the EIR and related matters or except as resulting from governmental or quasi-governmental action.

     4. Documents Furnished by Seller; Confidentiality

     Seller shall deliver copies of or make available for inspection by Buyer the materials listed in Exhibit "C" attached hereto (the "Review Materials") as are within Seller's possession or subject to its control. The Review Materials and all materials, books and records examined by or on behalf of Buyer pursuant to this Agreement shall: (i) be held in strict confidence by Buyer; (ii) not be used for any purpose other than the investigation and evaluation of the Property by Buyer and its lenders, attorneys, employees, agents, engineers, consultants and representatives (collectively, "Buyer's Agents"); and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity except to Buyer's Agents or as required by law. If this Agreement is terminated for any reason whatsoever, Buyer shall return to Seller all of the Review Materials in the possession of Buyer and Buyer's Agents. The provisions of this Section shall survive the termination of this Agreement.

     5. Title

     5.1 Title. Seller has caused the Title Company to issue to Buyer a preliminary title report or title insurance commitment (with extended coverage) for the Property (the "Title Commitment"), together with legible copies of the documents shown as title exceptions therein. The title insurance policy to be issued at the Closing by the Title Company pursuant to the Title Commitment (the "Title Policy") shall be a standard form of ALTA owner's policy (with extended coverage), together with such customary endorsements as Buyer may reasonably require (provided same do not require any deliveries from Seller other than the Survey (hereinafter defined) and standard title affidavits). Seller shall cause the Title Policy to be issued to Buyer subject to the Permitted Exceptions (hereinafter defined) and free and clear of all standard or general exceptions contained in the Title Commitment which the Title Company is permitted by applicable law to remove or modify upon delivery of the Survey (hereinafter defined) and standard title affidavits from Seller. Seller and Buyer shall share the premium for the Title Policy as follows: Seller shall pay such premium to the extent of the cost of obtaining a standard CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price ("Seller"s Title Premium"), and Buyer shall pay the remaining cost for the Title Policy ("Buyer's Title Premium").

     5.2 Survey. Seller shall obtain a current "as-built" ALTA survey of the Property (the "Survey") (with a copy to Seller) certified to Buyer, Seller, the Title Company and any other party specified by Buyer in a writing given to Seller within five (5) days from the date of this Agreement.

     5.3 Title Defects. Prior to the later of (i) the expiration of the Due Diligence Period (hereinafter defined) or (ii) the date that is ten (10) days after the date on which Buyer is in receipt of both the Title Commitment and the Survey, Buyer shall give Notice to Seller (the "Defects Notice") of any claim, lien or exception materially and adversely affecting title to the Property and which Buyer is not willing to waive (a "Defect"). Seller shall have the right, but not the obligation, to cure any Defect within thirty (30) days after its receipt of the Defects Notice, or in the case of any Defect which cannot with due diligence be cured within such 30-day period, such later date by which such Defect can reasonably be cured, provided that Seller commences to cure such Defect within such 30-day period and thereafter continues diligently and in good faith to cure the Defect. In the event that Seller elects not to cure any such Defect, Seller shall notify Buyer of such election within five (5) business days after its receipt of the Defects Notice. Seller shall have no obligation to cure any Defect created solely by any acts or omissions of Buyer, and Seller's failure to cure any such Defect shall not relieve Buyer from its obligation to close under this Agreement. If Seller elects not to cure any Defect as set forth above or, if by the expiration of the cure period provided for above, Seller has failed to cure all Defects (other than any Defects created solely by any acts or omissions of Buyer), Buyer may, at its option, either (i) proceed to close subject to any such Defects, with no offset against, or reduction in, the Purchase Price or (ii) terminate this Agreement by written notice given to Seller within five (5) business days after the expiration of the cure period or Seller's notice of election not to cure any Defect, as the case may be. In the event this Agreement is so terminated by Buyer, the Down Payment shall be returned to Buyer and the parties shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities set forth in Sections 4, 6.1, 6.3, 7.1 and 15 (the "Surviving Indemnities"). Notwithstanding anything to the contrary contained in this Section 5.3, in the event that any Defect(s) is a mechanic's or materialmen's lien or other encumbrance securing the payment in the aggregate of a readily ascertainable sum of money of up to $250,000 or a deed of trust or mortgage granted by Seller (but not including any lien resulting from Buyer's failure to make any of the payments required under Section 7.1), Seller shall satisfy such Defect(s) of record or, as an alternative to causing such Defect(s) to be satisfied of record and provided that the Title Company agrees to omit such Defect(s) from the Title
Policy: (i) bond or cause to be bonded such Defect(s); (ii) deliver or cause to be delivered to Buyer or the Title Company, on the date of the Closing, instruments in recordable form and sufficient to satisfy such Defect(s) of record, together with the appropriate recording or filing costs; (iii) deposit or cause to be deposited with the Title Company sufficient monies, acceptable to and reasonably requested by the Title Company, to assure the obtaining and recording of a satisfaction of the Defect(s); or (iv) otherwise cause the Title Company to omit such Defect(s) from the Title Policy. In addition, Seller shall use all reasonable efforts to satisfy all of Seller's requirements set forth in the Title Commitment. During the term of this Agreement, Seller shall not grant any easement or restriction encumbering the Property or any part thereof unless provided for in the LCP or any governmental approval relating thereto.

     5.4 Permitted Title Exceptions. All items set forth in the Survey and the Title Commitment, other than Defects specified in the Defects Notice, shall be deemed "Permitted Exceptions."

     6. Buyer's Inspection of the Property

     6.1 Inspection and Examination. During the period extending to and including July 15, 1998 (the "Due Diligence Period"), Buyer and Buyer's Agents will be given the right to (i) perform nondestructive physical tests (except that Buyer may perform minor intrusive testing to determine the presence of asbestos-containing materials, termites and other wood destroying insects, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense) and (ii) conduct any and all necessary engineering, environmental and other inspections at the Property and examine and evaluate the Review Materials and all other relevant agreements and documents within the possession of Seller or subject to its control, as Buyer may reasonably request. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller, which approval shall not be unreasonably withheld or delayed. Prior to conducting any such sampling, Buyer shall have a utility mark-out performed for the Property. Copies of all environmental and engineering reports prepared by or on behalf of Buyer with respect to the Property shall be provided promptly to Seller. With respect to Buyer's right to inspect the Property, Buyer agrees that
(i) Seller shall receive not less than forty-eight (48) hours prior notice of each inspection, (ii) each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree and
(iii) Buyer and Buyer's Agents shall use all reasonable efforts to minimize any disruption to the tenants, guests, employees, occupants of the Property and the operation thereof. Seller or its designee shall have the right, but not the obligation, to accompany Buyer or Buyer's Agents during each such inspection or examination. Buyer's repair obligation set forth in the first sentence of this Section and its obligation to provide environmental and engineering reports set forth in the fourth sentence of this Section shall survive the termination of this Agreement.

     6.2 Right of Termination. Except as otherwise provided herein, Buyer's obligations under this Agreement shall be contingent, only during the Due Diligence Period, upon Buyer being satisfied in its sole and absolute discretion with the results of its investigation and evaluation of the Property (the "Due Diligence Condition"). In the event that the Due Diligence Condition is not so satisfied, Buyer shall notify Seller in writing (the "Termination Notice") prior to the expiration of the Due Diligence Period. If Buyer shall give the Termination Notice to Seller prior to the expiration of the Due Diligence Period or if Buyer fails to pay the Additional Deposit to Seller within three (3) business days following City Approval, the Initial Deposit and all interest earned thereon shall be promptly returned to Buyer, this Agreement shall terminate and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the Surviving Indemnities.

     6.3 Inspection Indemnity. Notwithstanding anything to the contrary contained in this Agreement, any investigation or examination of the Property, the Review Materials or other materials with respect to the Property performed by Buyer or Buyer's Agents prior to the Closing shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely responsible for the acts or omissions of any of Buyer's Agents brought on, or to, the Property by Buyer. In addition, Buyer shall defend, indemnify and hold Seller harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and court costs arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against Seller or any of the Property arising from or as a result of, any act or omission of Buyer or Buyer's Agents in connection with any inspection or examination of the Property or the books and records with respect thereto by Buyer or Buyer's Agents. The provisions of this Section 6.3 shall survive the Closing or the earlier termination of this Agreement.

     6.4 Condition. As a material inducement to Seller to execute this Agreement, Buyer acknowledges, represents and warrants that, upon the satisfaction or waiver of the Due Diligence Condition, (i) Buyer will have fully examined and inspected the Property, including the development status, permits and approvals, zoning classification and construction of improvements and other facilities, together with the Review Materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted and will be fully satisfied in all respects with the foregoing and with the physical condition, value, presence/absence of hazardous or toxic materials, financing status, use, operation, tax status of the Property, (iii) the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon Closing, Buyer shall assume responsibility for the physical and environmental condition of the Property and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in any document executed by Seller and delivered to Buyer pursuant to Section
11.2 ("Seller's Documents"), Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of hazardous or toxic materials, financing status, operation, use, tax status, development status, permits and approvals, zoning classification or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller's Documents. The provisions of this Section 5.4 shall survive the Closing.

     7. Consultants; Development and Site Expenses

     7.1 Attached hereto as Exhibit "E" is a list of all consultants presently engaged by Seller in connection with the LCP and EIR (the "Existing Consultants"). Promptly following the payment of the Initial Deposit to the Escrow Agent, Seller shall terminate the services of the Existing Consultants and provide written notice thereof to Buyer. Upon its receipt of such notice, Buyer shall engage and continue to employ throughout the Approval Period, at Buyer's sole cost and expense (and without any reimbursement from Seller or credit against the Purchase Price), all consultants necessary or appropriate to provide such submissions, analyses, reports, presentations, studies and tests with respect to the development of the Property contemplated in the LCP as may be required under the rules and regulations governing the LCP or as otherwise requested by the Coastal Commission. Without limiting the generality of the foregoing, Buyer shall engage consultants providing those services described in Exhibit "F" attached hereto. As and when any consultant is engaged or terminated by Buyer, Buyer shall give written notice thereof to Seller. With respect to all consultants engaged by Buyer hereunder (collectively, "Buyer's Consultants"):
(i) the terms of their engagement shall specify that Buyer (and not Seller) is solely responsible for payment of their services, (ii) Buyer shall indemnify, defend and hold Seller harmless from and against all loss, expense (including reasonable attorneys' fees and court costs), damage and liability resulting from the claims of any of such consultants for payment of services rendered to Buyer and (iii) the terms of their engagement shall require that (X) Seller shall receive copies of all work product, documents, plans, studies and other writings concurrent with Buyer and (Y) each of Seller and Buyer shall be entitled to use such work product, documents, plans, studies and other writings produced by the consultant. If this Agreement is terminated for any reason, Buyer hereby assigns to Seller, conditional upon such termination, all rights Buyer then has to the work product, documents, plans, studies and other writings prepared by Buyer, Buyer's Consultants and the Existing Consultants (to the extent not already owned by Seller). The provisions of items (ii) and (iii) contained in the immediately preceding sentence shall survive the Closing or the earlier termination of this Agreement.

     7.2 As a material inducement for the execution of this Agreement by Seller, Buyer agrees that, with respect to the Approval Period, Buyer shall pay (without reimbursement from Seller) the following costs and expenses:

     (a) All real property ad valorem taxes and special assessments, if any, levied or imposed against the Property;

     (b) All utility charges incurred at the Property;

     (c) An "overhead" charge to Seller of $10,000 for each month during the Approval Period, prorated for any portion of a month, payable in advance on the first day of each such month. The first "overhead" charge due hereunder shall be paid directly to Seller contemporaneously with the payment of the Initial Deposit.

     7.3 None of the payments made by Buyer under Sections 7.1 and 7.2 shall be applied against the Purchase Price, it being understood that all such payments are intended to compensate Seller for the extended term of this Agreement. With respect to all invoices and bills received directly by Buyer from third parties, the same shall be paid by Buyer when due and payable. With respect to all payments required of Buyer under items (a) and (b) of Section 7.2, the same shall be paid within ten (10) business days after delivery to Buyer of an invoice therefor, together with supporting documentation, if applicable, in reasonable detail. To the extent that any payment required of Buyer has not been made as of the Closing, the same shall be paid at the Closing. Notwithstanding the foregoing, if Buyer should fail to make any payment required of it under
Section 7.2 within five (5) business days following the date when due, the same shall constitute a default by Buyer under this Agreement, entitling Seller to exercise its rights and remedies set forth in Section 16.2.

     8. Coastal Commission Approval

     Promptly following City Approval, Seller shall submit the LCP and EIR to the Coastal Commission for approval. Following such submission, Seller and Buyer jointly shall exercise commercially reasonable efforts to obtain Coastal Approval at the Coastal Commission's hearing scheduled for August 11-14, 1998 at Huntington Beach, California. Seller shall be designated as the private property owner applicant for all purposes and Buyer shall provide Seller with copies of all plans, maps, reports, studies, LCP text revisions and other documents and writings prepared by Buyer, Buyer's Consultants and the Existing Consultants (collectively, "Coastal Commission Submittals") prior to submission to the City and/or the Coastal Commission staff. Seller shall have the right for a period of five (5) business days following its receipt thereof to approve/disapprove of the Coastal Commission Submittals. Seller shall have the absolute right to disapprove of any Coastal Commission Submittal, or any revision to the LCP, if it would materially and adversely affect the use, density or intensity of use of the Property as described in the LCP. Any Coastal Commission Submittal disapproved by Seller must be revised to the satisfaction of Seller prior to submission to the City and/or the Coastal Commission. Seller and Buyer jointly shall appear at all hearings and meetings with the Coastal Commission and its representatives regarding the LCP. Buyer shall make Kim Richards available to Seller for the purpose of generally coordinating with Seller regarding the LCP, and Buyer promptly shall pay all filing fees and other charges due governmental authorities with respect to Coastal Approval.

     9. Representations and Warranties

     9.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties
(i) are true and correct as of the date of this Agreement (not including Sections 9.1.6 and 9.1.7) and (ii) shall be true and correct in all material respects on the day of the Closing:

     9.1.1 Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. MLHIRP VI is the managing general partner of Seller.

     9.1.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Seller pursuant to this Agreement are within the power of Seller and have been duly authorized by all necessary or proper partnership action.

     9.1.3 Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

     9.1.4 As of the date hereof there is no pending suit or action against Seller which, if adversely decided, would prevent the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, to the best of Seller's knowledge, except as hereinafter set forth, as of the date hereof there are no actual or threatened suits, actions or proceedings with respect to all or part of the Property (a) for condemnation or
(b) alleging any material violation of any applicable law, regulation, ordinance or code (collectively, "Laws and Regulations"). A former resident of the Property, Mr. Posey, is claiming that he is entitled to damages from Seller resulting from the involuntary sale of his mobile home coach. If, by the date of the Closing, such claim has not been disposed of, at the Closing Seller shall execute and deliver to Buyer an agreement by which Seller shall indemnify, defend and hold Buyer harmless from and against all loss, expense (including reasonable attorneys' fees and court costs), damage and liability resulting from such claim.

     9.1.5 Seller has not received any written notice (which remains uncured) from any governmental authority stating that the Property violates any Laws and Regulations in any material respect.

     9.1.6 As of the Closing, there will be no tenant leases or tenancy agreements affecting the Property or any portion thereof.

     9.1.7 As of the Closing, there will be no equipment leases or service, maintenance, management or other similar agreements affecting the Property or any portion thereof (the foregoing does not include the services of consultants engaged by Seller in connection with the LCP).

     9.1.8 Seller is not prohibited from consummating the transaction contemplated by this Agreement pursuant to any existing applicable law, rule or regulation or, to its knowledge, any agreement, order or judgment binding upon Seller.

     9.1.9 There are no attachments, levies, executions, assignments for the benefit of creditors, receivership, conservatorship, or voluntary or involuntary proceedings in bankruptcy (or pursuant to any other applicable insolvency or relief laws) filed by Seller or pending or threatened in writing against Seller.

     9.2  Limitation  of  Seller's  Representations.   The  representations  and
warranties of Seller contained in Section 9.1 are made as of the date hereof. Prior to the date of the Closing, Seller shall notify Buyer of any modifications to such representations which are required to make such representations true in all material respects. The representations and warranties set forth in Subsections 9.1.1, 9.1.2 and 9.1.3 shall survive the Closing. The representations and warranties set forth in Subsections 9.1.4 through 9.1.9, inclusive, shall survive the Closing to the date (the "Representation Termination Date") occurring six (6) months after the date of the Closing, at which time such representations and warranties shall terminate and be of no further force or effect. All other representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing. Where representations and warranties are made in this Agreement to the "best of Seller's knowledge," such phrase shall mean and be limited to the statement that there is no fact or circumstance contrary to such representation or warranty within the actual knowledge of Jack A. Cuneo and Christina M. Titus whom Seller represents are the management level employees of the holding company of MLH Property Managers Inc. who are primarily responsible for the day-to-day oversight of the management and operation of the Property. For purposes of the representations and warranties made by Seller in this Agreement and/or Seller's Documents, (1) "Seller's knowledge" shall not include that of any independent contractor hired by Seller or any former employee of the holding company of MLH Property Managers Inc. and (2) notices received by any independent contractor hired by Seller and not delivered by such contractor to Seller shall not be deemed to have been received by Seller.

     9.3 Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller, which representations and warranties are (i) true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects on the date of the Closing:

     9.3.1 Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona.

     9.3.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Buyer pursuant to this Agreement are within the partnership power of Buyer and have been duly authorized by all necessary or proper [partnership] action.

     9.3.3 The transaction contemplated by this Agreement is an "all cash" transaction and Buyer's obligations are not in any way conditioned upon or qualified by Buyer's ability to obtain financing to consummate the purchase of the Property.

     The representations and warranties of Buyer contained in this Section 9.3 shall survive the Closing.

     10. Joint Conditions Precedent

     Seller's obligation to sell the Property to Buyer and Buyer's obligation to purchase the Property from Seller is subject to the following conditions precedent:

     10.1 City Approval. The issuance of City Approval by December 31, 1998.

     10.2 Coastal Approval. The issuance of Coastal Approval by December 31, 1998 (subject to the right of extension set forth in Exhibit "G" attached hereto).

     10.3 Minimum Purchase Price. The Purchase Price for the Property, as determined in accordance with Exhibit "B" attached hereto, being not less than $34,000,000.

     If any of the conditions precedent set forth in Sections 10.1 and 10.2 is not satisfied by the date set forth therein, unless Seller and Buyer have extended such date by written amendment to this Agreement, either Seller or Buyer may elect to terminate this Agreement, in which event the Down Payment shall be returned to Buyer, this Agreement shall be deemed null and void and the parties shall be released from all further obligations and liabilities hereunder, except with respect to the Surviving Indemnities. If the condition precedent set forth in Section 10.3 is not satisfied by the date set for the Closing, either Seller or Buyer may elect to terminate this Agreement, in which event the Down Payment shall be returned to Buyer, this Agreement shall be deemed null and void and the parties shall be released from all further obligations and liabilities hereunder, except with respect to the Surviving Indemnities.

     11. Closing

     11.1 Time and Place. The closing contemplated by this Agreement (the "Closing") shall take place within forty (40) days after Coastal Approval, at the offices of the Title Company or at such other place as the parties shall mutually agree. Time is of the essence with respect to the Closing.

     11.2 Seller's Closing Documentation and Requirements. At the Closing, Seller shall deliver the following to Buyer:

     11.2.1 a grant deed (the "Deed"), duly executed and acknowledged and in recordable form, conveying to Buyer fee simple title to the Property, subject to the Permitted Exceptions;

     11.2.2 a bill of sale, duly executed and acknowledged, transferring to Buyer all of the Personal Property;

     11.2.3 an assignment, duly executed and acknowledged, of those items referred to in Sections 3.1 and 3.4 through and including 3.11;

     11.2.4 an affidavit stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and otherwise in the form prescribed by the Revenue Service;

     11.2.5 a certificate, dated as of the Closing, of the Secretary or an Assistant Secretary of the corporate general partner of MLHIRP VI with respect to (i) the resolutions adopted by the Board of Directors of the corporate general partner of MLHIRP VI approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of each officer of the corporate general partner of MLHIRP VI executing this Agreement and the documents set forth in this Section 11.2; and

     11.2.6 such other documents and instruments as Buyer may reasonably request in order to consummate the transaction contemplated hereby.

     11.3 Buyer's Closing Documentation and Requirements. At the Closing, Buyer shall pay the Closing Payment in accordance with the provisions of this Agreement and shall deliver the following to Seller:

     11.3.1 a certificate, dated as of the Closing, of the Secretary or an Assistant Secretary of the corporate general partner of Buyer with respect to
(i) the resolutions adopted by the managing member of Buyer approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of the managing member of Buyer executing this Agreement and the documents set forth in this Section 11.3; and

     11.3.2 such other documents and instruments as Seller may reasonably request in order to consummate the transaction contemplated hereby.

     11.4 Form. All documents and instruments required hereby shall be in form and substance reasonably acceptable to Seller and Buyer.

     12. Prorations

     Except with respect to any charges predating the Approval Period, at the Closing there shall not be any prorations of real estate taxes, utility charges or other items of income or expense relating to the Property.

     13. Closing Expenses

     13.1 Expenses of Buyer. Buyer shall pay (a) Buyer's Title Premium; (b) any cost of the Survey in addition to the Standard Survey Cost; (c) all recording fees on any document recorded pursuant to this Agreement; (d) one-half (1/2) of the escrow fees charged by the Title Company; and (e) except as set forth herein, all other costs incidental to the Closing.

     13.2 Expenses of Seller. Seller shall pay: (a) all state and county transfer taxes with respect to the transaction contemplated hereby; (b) one-half (1/2) of the escrow fees charged by the Title Company; (c) the Standard Survey Cost; and (d) Seller's Title Premium.

     13.3 Attorney's Fees. Each party shall pay its own attorney's fees and all of its other expenses, except as otherwise expressly set forth herein.

     14. Risk of Loss; Casualty and Eminent Domain

     14.1 Casualty. The parties waive the provisions of The Uniform Vendor and Purchaser Risk Act as adopted in the State of California. If, prior to the Closing, the Property is damaged by fire, vandalism, acts of God or other casualty or cause and the same shall materially and adversely affect the use, density or intensity of use of the Property as described in the LCP, Seller shall promptly give Buyer notice of any such damage (the "Damage Notice"), together with Seller's estimate of the cost and period of repair and restoration. In any such event: (a) in the case of damage to the Property of less than $500,000 and from a risk covered by insurance maintained with respect to the Property, Buyer shall take the Property at the Closing as it is together with any applicable insurance proceeds or the right to receive the same; or
(b) in the case of either  (i) damage  to the  Property  of  $500,000 or more or
(ii) damage to the Property from a risk not covered by insurance, Buyer shall have the option of (x) taking the Property at the Closing in accordance with item (a) above or (y) terminating this Agreement. If, pursuant to the preceding sentence, Buyer is either obligated or elects to take the Property as it is together with any applicable insurance proceeds or the right to receive the same, Seller agrees to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Buyer at the Closing its rights to any such insurance proceeds with respect to such claim and, prior to the Closing, will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

     14.2 Eminent Domain. If, prior to the Closing, all or substantially all of the Property is taken by eminent domain, this Agreement shall be terminated without further act or instrument. If a material part of the Property is so taken, Buyer shall have the option, by written notice given to Seller within fifteen (15) days after receiving notice of such taking, to terminate this Agreement. If Buyer does not elect to terminate this Agreement, it shall remain in full force and effect and Seller shall assign, transfer and set over to Buyer at the Closing all of Seller's right, title and interest in and to any awards that may be made for such taking. Notwithstanding anything to the contrary contained herein, if less than a material part of the Property is so taken, Buyer shall proceed with the Closing and take the Property as affected by such taking, together with all awards or the right to receive same. For the purposes of this Section, a part of the Property shall be deemed "material" if it
(i) would   result  in  the  Purchase  Price  being  less  than  $34,000,000  or
(ii) otherwise (on a permanent basis) limits or restricts ingress and egress to and from the Property.

     14.3 Termination. If this Agreement is terminated pursuant to this Section, the Down Payment shall be promptly returned to Buyer and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the Surviving Indemnities.

     15. Broker's Commissions

     Buyer and Seller represent and warrant to each other that neither they nor their affiliates have dealt with any broker, finder or the like in connection with the transaction contemplated by this Agreement. Buyer and Seller each agrees to indemnify, defend and hold the other harmless from and against all loss, expense (including reasonable attorneys' fees and court costs), damage and liability resulting from the claims of any broker or finder (including anyone claiming to be a broker or finder) on account of any services claimed to have been rendered to the indemnifying party in connection with the transaction contemplated by this Agreement. The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

     16. Defaults

     16.1 By Buyer. IF, PRIOR TO THE CLOSING, BUYER IS IN DEFAULT WITH RESPECT TO, OR BREACHES OR FAILS TO PERFORM ONE OR MORE OF THE REPRESENTATIONS, COVENANTS, WARRANTIES OR OTHER TERMS OF THIS AGREEMENT, AND SUCH DEFAULT, BREACH OR FAILURE IS NOT CURED OR REMEDIED WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF WRITTEN NOTICE THEREOF GIVEN BY SELLER TO BUYER, SELLER MAY TERMINATE THIS AGREEMENT AND, AS ITS SOLE REMEDY, RETAIN THE DOWN PAYMENT (TO THE EXTENT THEN HELD BY ESCROW AGENT), AS LIQUIDATED DAMAGES, IN WHICH EVENT THIS AGREEMENT SHALL BE DEEMED NULL AND VOID AND THE PARTIES SHALL BE RELEASED FROM ALL FURTHER OBLIGATIONS AND LIABILITIES UNDER THIS AGREEMENT, EXCEPT WITH RESPECT TO THE SURVIVING INDEMNITIES. IT IS RECOGNIZED BY SELLER AND BUYER THAT THE DAMAGES SELLER WILL SUSTAIN BY REASON OF BUYER'S DEFAULT, BREACH OR FAILURE WILL BE SUBSTANTIAL, BUT DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN. THE DOWN PAYMENT HAS BEEN DETERMINED BY THE PARTIES AS A REASONABLE SUM FOR DAMAGES. BUYER AGREES NOT TO INTERPOSE ANY DEFENSE OR OTHERWISE SEEK TO INTERFERE WITH SELLER'S RETENTION AND OWNERSHIP OF THE DOWN PAYMENT.

     SELLER'S APPROVAL _____ BUYER'S APPROVAL _____

     16.2 By Seller. IF, PRIOR TO THE CLOSING, SELLER IS IN DEFAULT WITH RESPECT TO, OR BREACHES, OR FAILS TO PERFORM ONE OR MORE OF THE REPRESENTATIONS, COVENANTS, WARRANTIES OR OTHER TERMS OF THIS AGREEMENT, AND SUCH DEFAULT, BREACH OR FAILURE IS NOT CURED OR REMEDIED WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF WRITTEN NOTICE THEREOF GIVEN BY BUYER TO SELLER, BUYER MAY EITHER
(A) TERMINATE THIS AGREEMENT, IN WHICH EVENT THE DOWN PAYMENT SHALL BE RETURNED TO BUYER AND THE PARTIES SHALL BE RELEASED FROM ALL FURTHER OBLIGATIONS AND LIABILITIES UNDER THIS AGREEMENT, EXCEPT WITH RESPECT TO THE SURVIVING INDEMNITIES, OR (B) SUE FOR SPECIFIC PERFORMANCE. THE REMEDIES SET FORTH ABOVE SHALL BE BUYER'S SOLE REMEDIES ARISING FROM A DEFAULT, BREACH OR FAILURE TO PERFORM BY SELLER.

     SELLER'S APPROVAL _____ BUYER'S APPROVAL _____


     17. Notices

     Any notice, demand, consent, authorization or other communication (collectively, a "Notice") which either party is required or may desire to give to or make upon the other party pursuant to this Agreement shall be effective and valid only if in writing, signed by the party giving such Notice, and delivered personally (upon an officer of the other party or to such individual as may be noted in the addresses stated below) to the other party or sent by express courier or delivery service or by registered or certified mail of the United States Postal Service, return receipt requested, and addressed to the other party as follows (or to such other address or person as either party or person entitled to notice may by Notice to the other specify) or sent by facsimile transmission to the facsimile number shown below and simultaneously mailed by first-class mail of the United States Postal Service:

                  To Seller:        Treasure Island Associates
                                    c/o MLH Income Realty Partnership VI
                                    World Financial Center, South Tower
                                    225 Liberty Street, 12th Floor
                                    New York, New York 10080-6112
                                    Attention:  Jack A. Cuneo
                                                President
                                    Telephone:  (212) 236-1785
                                    Facsimile:  (212) 236-1794

                                    and to:

                                    Treasure Island Associates
                                    c/o MLH Income Realty Partnership VI
                                    World Financial Center, South Tower
                                    225 Liberty Street, 12th Floor
                                    New York, New York  10080-6112
                                    Attention:  Christina M. Titus
                                                Executive Vice President
                                    Telephone:  (212) 236-1781
                                    Facsimile:  (212) 236-1794

                                    and to:

                                    Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention:  Jeffrey H. Weitzman, Esq.
                                    Telephone:  (212) 878-8258
                                    Facsimile:  (212) 878-8375

                                    and to:

                                    Gray Cary Ware Freidenrich LLP
                                    401 B Street
                                    Suite 1700
                                    San Diego, California 92101-4297
                                    Attention:  Charles E. Black, Esq.
                                    Telephone:  (619) 699-2700
                                    Facsimile:  (619) 236-1048

                  To Buyer:         Vestar-Athens Resorts, L.L.C.
                                    2425 East Camelback Road, Suite 750
                                    Phoenix, Arizona 85016
                                    Attention:  Kim A. Richards, President
                                    Telephone:  (602) 952-8528
                                    Facsimile:  (602) 955-2298

                                    and to:

                                    Squire, Sanders & Dempsey L.L.P.
                                    Two Renaissance Square
                                    40 North Central Avenue, Suite 2700
                                    Phoenix, Arizona 85004
                                    Attention: Richard F. Ross, Esq.
                                    Telephone:  (602) 528-4018
                                    Facsimile:  (602) 253-8129

     Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

     18. Assignment

     This Agreement and all rights of Buyer arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Buyer in whole or in part, without the prior written consent of Seller. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement and all of its rights and obligations hereunder to any entity controlled by Buyer and ERE Yarmouth. Any assignment permitted or consented to hereunder shall be effected by a written assignment and assumption agreement between Buyer and its assignee.

     19. General Provisions

     19.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

     19.2 Gender and Number. Whenever the context so requires, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

     19.3 Entire Agreement. This Agreement contains the complete and entire agreement between the parties respecting the transaction contemplated herein and supersedes all prior negotiations, agreements, representations and understandings, if any, between the parties respecting such matters.

     19.4 Counterparts. This Agreement may be executed in any number of original counterparts, all of which evidence only one agreement and only one of which need be produced for any purpose.

     19.5 Modifications. This Agreement may not be modified, discharged or changed in any respect whatsoever, except by a further agreement in writing duly executed by Buyer and Seller. However, any consent, waiver, approval or authorization shall be effective if signed by the party granting or making such consent, waiver, approval or authorization.

     19.6 Exhibits. All exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement for all purposes as if set forth at length herein.

     19.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     19.8 No Recordation. This Agreement shall not be recorded. Violation of this provision by Buyer shall automatically terminate this Agreement and entitle Seller to receive the Down Payment without further action, consent or release from Buyer first being required, and to such other remedies available at law or in equity.

     19.9 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

     19.10 Severability. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

     19.11 No Joint Venture. This Agreement shall not be construed as in any way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

     19.12 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

     19.13 Survival. Except as otherwise expressly set forth herein, the covenants, warranties, representations and indemnities of Seller and Buyer contained in this Agreement shall not survive the Closing.

     19.14 No Personal Liability. No general or limited partner of Seller, no officer, director, stockholder or partner of a partner of Seller, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

     19.15 Execution. The submission of this Agreement for examination does not constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

     19.16 Tax Reporting. Escrow Agent, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns and statements (collectively, the "Tax Reports") regarding this transaction as required by the Code, including without limitation the Tax Reports required pursuant to Section 6045 of the Code. Escrow Agent further agrees to indemnify and hold Buyer, Seller and their respective attorneys and brokers harmless from and against all claims, costs, liabilities, penalties or expenses resulting from Escrow Agent's failure to file the Tax Reports.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the date first above written.

                                            SELLER:

                                            TREASURE ISLAND ASSOCIATES, a
                                            California general partnership

                                   By:      MLH Income Realty Partnership VI,
                                            a New York limited partnership,
                                            managing general partner

                                   By:      MLH Property Managers Inc.,
                                            a Delaware corporation,
                                            managing general partner



                                   By:/s/ Jack A. Cuneo

                                          Name: Jack A. Cuneo
                                          Title: President

                                          BUYER:

                                          VESTAR-ATHENS RESORTS, L.L.C.,
                                          an Arizona limited liability company

                                   By:    ____________________________, a
                                          _________________, ________________

                                   By:
                                          Name:
                                          Title:

Tax Reporting obligation
agreed to:

FIRST AMERICAN TITLE INSURANCE
  COMPANY OF NEW YORK


By:__________________________
   Name:
   Title:


                                   EXHIBIT "A"

                                Legal Description


ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, DESCRIBED AS FOLLOWS:

PARCELS 1, 2 AND 3 AS SHOWN ON A MAP FILED IN BOOK 187, PAGES 39, 40 AND 41 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING ANY PORTION OF THE DESCRIBED PROPERTY BELOW THE LINE OF NATURAL ORDINARY HIGH WATER MARK WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSION CHANGES IN THE LOCATION OF THE SHORELINE.


                                   EXHIBIT "B"

                                 Purchase Price

     The Purchase Price for the Property shall be based on the maximum number of units of each land use type permitted by the LCP approved by the Coastal Commission increased by the amount determined under subsection (v) below. Capitalized terms used in this Exhibit "B" shall have the same meanings given them in the LCP. The Purchase Price shall equal the sum of the following: (i) the number of Residential Estates multiplied by $1,000,000; (ii) the number of hotel rooms and suites contained in the Resort Center (including, without limitation, the number of rooms and suites in the Resort Villas that may be owned by persons other than the owner of the Resort Center, multiplied by $50,000; (iii) the number of Residence Villas multiplied by $300,000; (iv) the number of Resort Villas that may be owned by persons other than the owner of the Resort Center, multiplied by $200,000; and (v) 75% of the aggregate amount of zoning, planning and building permit fees for the Resort Center, Residential Estates and Residence Villas, drainage fees and building construction tax waived by the City as a result of a voluntary reduction of the number of units shown in the example set forth below.

     Set forth below is an example of the calculation of the Purchase Price based upon the LCP as of 05/29/98:

     (i)               18       X       $1,000,000        =        $18,000,000
     (ii)              250      X       $   50,000        =        $12,500,000
     (iii)    19       X        $  300,000       =        $ 5,700,000
     (iv)              12       X       $  200,000        =        $ 2,400,000
     (v)               75%      X       $        0        =        $         0

                       Total Purchase Price      =        $38,600,000



                                   EXHIBIT "C"

                                Escrow Agreement


     ESCROW AGREEMENT made as of the ___ day of June, 1998 by and among TREASURE ISLAND ASSOCIATES, a California general partnership, having an office at World
Financial Center, South Tower, 225 Liberty Street, 12th Floor, New York, New York 10080-6112 ("Seller"), VESTAR-ATHENS RESORTS, L.L.C., an Arizona limited liability company, having an office at 2425 East Camelback Road, Suite 750, Phoenix, Arizona ("Buyer"), and FIRST AMERICAN TITLE INSURANCE COMPANY OF NEW YORK, having an office at 228 East 45th Street, New York, New York 10017-3303 ("Escrow Agent").

                                    RECITALS:

     A. Pursuant to Section 2.2 of that certain Agreement of Purchase and Sale dated June 1, 1998 (the "Agreement"), between Seller and Buyer, Buyer has deposited by wire transfer of immediately available funds into an escrow account maintained by Escrow Agent a good faith deposit in the amount of $100,000 (the "Initial Deposit").

     B. Section 2.2 of the Purchase  Agreement  also  provides that within three
(3) business days following City Approval, provided Buyer has not terminated the Agreement pursuant to Section 6.2 of the Agreement, Buyer shall pay to Escrow
Agent the additional amount of $900,000 (the "Additional Deposit") by wire transfer of immediately available funds.

     C. Buyer and Seller desire that Escrow Agent hold the Initial Deposit and the Additional Deposit (if any) in escrow until the Closing (as defined in the Agreement) or the sooner termination of the Agreement, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions

     Unless otherwise defined in this Escrow Agreement, all capitalized terms used herein shall have the same meanings as set forth in the Agreement.

     2. Investment of Down Payment

     Escrow Agent hereby acknowledges receipt of the Initial Deposit and, immediately upon receipt thereof, shall acknowledge to Seller and Buyer receipt of the Additional Deposit. Escrow Agent shall promptly invest the Initial Deposit and the Additional Deposit (hereinafter collectively referred to as the "Down Payment") in accordance with the instructions set forth in Exhibit "A" attached hereto and made a part hereof. All interest earned on the Down Payment shall be paid to the party entitled to receive the Down Payment pursuant to the Agreement.

     Each of Seller and Buyer has contemporaneously delivered to Escrow Agent a completed Form W-9 to be held by Escrow Agent and submitted on behalf of the applicable party to the Internal Revenue Service following disbursement of the Down Payment.

     3. Disbursement of Down Payment

     Escrow Agent shall hold and disburse the Down Payment upon the following terms and conditions:

     3.1 Escrow Agent shall disburse the Down Payment and all interest earned thereon to Seller upon receipt of a Notice (as hereinafter defined) signed by Seller and Buyer and stating that the Closing has been consummated.

     3.2 Escrow Agent shall disburse the Down Payment and all interest earned thereon to Buyer promptly upon receipt of a Notice demanding disbursement thereof signed by Buyer and stating that either Seller has defaulted in the performance of its obligations under the Agreement or that Buyer is otherwise entitled to the return of the Down Payment and interest thereon pursuant to the terms of the Agreement; provided, however, that Escrow Agent shall not comply with such demand until at least ten (10) business days after the date on which Escrow Agent shall have given a copy of such Notice to Seller, nor thereafter following such ten (10) business day period if Escrow Agent shall have received a Notice of objection from Seller given within such ten (10) business day period in accordance with the provisions of Section 3.4.

     3.3 Escrow Agent shall disburse the Down Payment and all interest earned thereon to Seller promptly upon receipt of a Notice demanding disbursement thereof signed by Seller and stating that Buyer has defaulted in the performance of its obligations under the Agreement; provided, however, that Escrow Agent shall not comply with such demand until at least ten (10) business days after the date on which Escrow Agent shall have given a copy of such Notice to Buyer, nor thereafter following such ten (10) business day period if Escrow Agent shall have received a Notice of objection from Buyer given within such ten (10) business day period in accordance with the provisions of Section 3.4.

     3.4 Upon receipt of a Notice demanding disbursement of the Down Payment and interest thereon made by Buyer or Seller pursuant to Sections 3.2 or 3.3, Escrow Agent shall promptly give a copy thereof to the other party. The other party shall have the right to object to the disbursement of the Down Payment and interest thereon by giving Notice of objection to Escrow Agent within ten (10) business days after the date on which Escrow Agent gives such copy of the Notice to the other party, but not thereafter. Upon receipt of such Notice of objection, Escrow Agent shall promptly give a copy thereof to the party who made the written demand.

     4. Disputes

     4.1 If (i) Escrow Agent shall have received a Notice of objection as provided for in Section 3.4 within the time therein prescribed or (ii) any other disagreement or dispute shall arise among the parties or any other persons resulting in adverse claims and demands being made for the Down Payment and interest thereon whether or not litigation has been instituted, then and in any such event, Escrow Agent shall refuse to comply with any claims or demands for the Down Payment and shall continue to hold the same and all interest earned thereon until it receives either (x) a Notice executed by Buyer and Seller and directing the disbursement of the Down Payment and all interest earned thereon or (y) a final nonappealable order of a court of competent jurisdiction, entered in an action, suit or proceeding in which Buyer and Seller are parties, directing the disbursement of the Down Payment and all interest earned thereon, in either of which events Escrow Agent shall then disburse the Down Payment and all interest earned thereon in accordance with such direction. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims and demands unless and until it has received such direction. Upon compliance with such direction, Escrow Agent shall be released of and from all liability hereunder, except for the bad faith, gross negligence or willful misconduct of Escrow Agent.

     4.2 Escrow Agent may institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties and liabilities hereunder, but Escrow Agent shall not be required to institute or defend such action or process unless or until requested to do so by both Buyer and Seller and then only upon receipt of an indemnity in such amount, and of such character, as it may reasonably require against any and all claims, liabilities, judgments, reasonable attorneys' fees and other expenses of every kind in relation thereto. All reasonable costs and expenses incurred by Escrow Agent in connection with any such action or process are to be paid by the non-prevailing party.

     5. Fees of Escrow Agent

     Except as set forth in Section 4.2, Buyer and Seller shall each pay one-half (1/2) of all fees and expenses, if any, of Escrow Agent hereunder.

     6. Duties of Escrow Agent

     It is agreed that the duties of Escrow Agent are only as herein specifically provided, and that Escrow Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for any thing which it may do or refrain from doing in connection therewith, except for the bad faith, gross negligence or willful misconduct of Escrow Agent. Escrow Agent shall not be obligated to inquire as to the performance of any obligation described in the Agreement. Escrow Agent shall not incur any liability for acting upon any Notice, consent, waiver or document which appears to be signed by Buyer and/or Seller, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth of any information therein contained, which Escrow Agent in good faith believes to be genuine and what it purports to be. Buyer and Seller, jointly and severally, agree to indemnify and hold Escrow Agent harmless from and against any loss, damage, claim or expense, including reasonable attorneys' fees, resulting from this Escrow Agreement, except for the bad faith, gross negligence or willful misconduct of Escrow Agent. Escrow Agent shall not be bound by any modification to this Escrow Agreement, unless the modification shall be in writing and signed by Buyer and Seller, and, if the duties of Escrow Agent hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto.

     7. No Third-Party Beneficiaries

     The terms and provisions of this Escrow Agreement shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns of the Agreement and no third party shall have the right to enforce or benefit from the terms hereof.

     8. Notices

     Any notice, demand, consent, authorization or other communication (collectively, a "Notice") which any party is required or may desire to give to or make upon any other party pursuant to this Escrow Agreement shall be effective and valid only if in writing, signed by the party giving such Notice, and delivered personally (upon an officer of the other party or to such individual as may be noted in the addresses stated below) to the other party or sent by express courier or delivery service or by registered or certified mail of the United States Postal Service, return receipt requested, and addressed to the other party as follows (or to such other address or person as any party or person entitled to Notice may by Notice to the other parties specify) or sent by facsimile transmission to the fax number shown below and simultaneously mailed by first-class mail of the United States Postal Service:

                  To Buyer:         Vestar-Athens Resorts, L.L.C.
                                    2425 East Camelback Road, Suite 750
                                    Phoenix, Arizona 85016
                                    Attention:  Kim A. Richards, President
                                    Telephone:  (602) 952-8528
                                    Facsimile:  (602) 955-2298

                                    and to:

                                    Squire, Sanders & Dempsey L.L.P.
                                    Two Renaissance Square
                                    40 North Central Avenue, Suite 2700
                                    Phoenix, Arizona 85004
                                    Attention: Richard F. Ross, Esq.
                                    Telephone:  (602) 528-4018
                                    Facsimile:  (602) 253-8129

                  To Seller:        Treasure Island Associates
                                    c/o MLH Income Realty Partnership VI
                                    World Financial Center, South Tower
                                    225 Liberty Street, 12th Floor
                                    New York, New York 10080-6112
                                    Attention:  Jack A. Cuneo, President
                                    Telephone:  (212) 236-1785
                                    Facsimile:  (212) 236-1794

                                    and to:

                                    Treasure Island Associates
                                    c/o MLH Income Realty Partnership VI
                                    World Financial Center, South Tower
                                    225 Liberty Street, 12th Floor
                                    New York, New York  10080-6112
                                    Attention:  Christina M. Titus
                                    Executive Vice President
                                    Telephone:  (212) 236-1781
                                    Facsimile:  (212) 236-1794

                                    and to:

                                    Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention:  Jeffrey H. Weitzman, Esq.
                                    Telephone:  (212) 878-8258
                                    Facsimile:  (212) 878-8375

         To Escrow Agent:  First American Title Insurance Company
                                    of New York
                                    228 East 45th Street
                                    New York, New York 10017-3303
                                    Attention: Mr. James Orphanides
                                    Telephone: (212) 922-9700
                                    Facsimile: (212) 922-0881

     Unless otherwise specified, Notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

     9. Governing Law

     This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law.

     10. Counterparts

     This  Escrow   Agreement   may  be  executed  in  any  number  of  original
counterparts, all of which evidence only one agreement and only one of which need be produced for any purpose.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the date first above written.

                                SELLER:

                                TREASURE ISLAND ASSOCIATES, a
                                California general partnership

                       By:      MLH Income Realty Partnership VI,
                                a New York limited partnership,
                                managing general partner

                       By:      MLH Property Managers Inc.,
                                a Delaware corporation,
                                managing general partner



                       By:      __________________________
                                Name:
                                Title:

                                BUYER:

                                VESTAR-ATHENS RESORTS, L.L.C.,
                                an Arizona limited liability company

                       By:      ____________________________, a
                                _________________, ________________



                       By:      ________________________________
                                Name:
                                Title:



                                ESCROW AGENT:

                                FIRST AMERICAN TITLE INSURANCE COMPANY
                                OF NEW YORK


                      By:       ___________________________________
                                Name:
                                Title:



                                   EXHIBIT "A"

                             INVESTMENT INSTRUCTIONS


         Re:      Vestar-Athens Resorts, L.L.C. ("Buyer") and
                  Treasure Island Associates ("Seller")



     Escrow Agent shall promptly invest the Down Payment into the following investment unless otherwise instructed in writing by Seller and Buyer: A money market account with Chase Manhattan Bank.





                                   EXHIBIT "D"

                                Review Materials


     Engineering or architectural drawings of the improvements made, or proposed to be made, to the Property, or along the perimeter of the Property; all soils and other reports; topographic, ALTA, boundary or other surveys; studies; calculations; governmental, quasi-governmental or utility approvals; drawings; plats; specifications; zoning ordinances, stipulations and data; development guidelines and studies; drainage and grading information and materials; soil and flood control conditions, information and materials; environmental, hazardous waste, insecticide and other similar studies and reports; information concerning minerals and all naturally occurring elements or compounds in the ground (including, without limitation, reports, studies and other information regarding or related to uranium deposits and/or radon gas generation); and all other writings or information in Seller's possession or subject to its control regarding the development, redevelopment and use of the Property. Seller has previously furnished Buyer with the following engineering reports:

1. Liebhardt, Weston & Associates, Architects, Evaluation Report, dated June 6, 1989.

2.   Nachant Environmental Inc., Limited Assessment, dated June 18, 1989.

3.   Hall-Kimbrell

     a.   Prioritization   Asbestos  Assessment  Study,  dated  July  26,  1989,
          together with letter dated July 31, 1989 regarding removal of asbestos.

     b.   Construction Management Report, dated September, 1989.

4. Moore & Taber, Preliminary Geologic and Soils Investigation, dated March 7, 1980.

5. California Management Consultants, Tomas Asaro, Inspection Reports, dated January 2, 1991 and February 17, 1992.

6. Phase I Environmental Site Assessment, dated March 3, 1998, prepared by Levine-Fricke-Recon, together with transmittal letter, dated March 3, 1998.



                                   EXHIBIT "E"

                              Existing Consultants



D.B. Neish

Scientific Resource Survey

PKF Consulting

AGRA Earth & Environmental

Linscott Law & Greenspan

Wimberly, Allison, Tong & Goo

Huitt-Zollars, Inc.

Sharon Browning & Associates

Gladstone International

FORMA

Rosewood Hotels & Resorts

RHC Communities

Moffatt & Nichol

InterCommunications Inc.

Gray Cary Ware & Freidenrich




                                   EXHIBIT "F"

                  Coastal Approval Related Consulting Services


1.       Architectural

2.       Land Planning

3.       Economic Analysis

4.       Traffic Studies

5.       Environmental

6.       Geotechnical

7.       Legal

8.       Other professional services



                                   EXHIBIT "G"

                                 Extension Right

     Buyer shall have the unilateral right to extend the date for issuance of Coastal Approval (as set forth in Section 10.2) from December 31, 1998 to March 31, 1999. The exercise of such right must be made by written notice given to Seller on or before December 31, 1998.





     FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE


     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE dated as of December 24, 1998 (this "First Amendment"), between TREASURE ISLAND ASSOCIATES, a California general partnership ("Seller"), and VESTAR-ATHENS RESORTS, L.L.C., an Arizona limited liability company ("Buyer").

RECITALS:

     A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale dated as of June 1, 1998 (the "Agreement"), providing for the sale and purchase of certain property known as the Treasure Island Destination Resort and located in Laguna Beach, California.

     B. Seller and Buyer now desire to amend the Agreement as set forth herein.

AGREEMENT:

     NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein and notwithstanding anything in the Agreement to the contrary, Seller and Buyer hereby agree as follows:

1. A new definition is hereby added to Section 1 of the Agreement to read as follows:

     "Atherton Petition" means that certain pending Petition for Writ of Mandate filed by Eugene R. Atherton, M.D. against the City of Laguna Beach Council Members and others in the Superior Court of the State of California, County of Orange (Atherton v. City of Laguna Beach, et al., Action No. 796478), seeking a Writ of Mandate vacating the City Council's resolution approving the master plan for the Property.

2. Section 2.1 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "2.1 Agreement to Purchase and Sell. Subject to and upon the terms and conditions contained in this Agreement, Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the real property described in Exhibit "A" attached hereto known as The Treasure Island Destination Resort, having a street address of 30801 Coast Highway, Laguna Beach, California, together with all buildings, structures and other improvements thereon (collectively, the "Property"), for a total purchase price of Thirty-Seven Million ($37,000,000) Dollars (the "Purchase Price")." Commencing on June 1, 1999 and continuing to the date of the Closing, the Purchase Price shall be increased at the rate of ten (10%) percent per annum.

3.   Exhibit "B" to the Agreement is hereby deleted in its entirety.

4.   Section 2.2 of the Agreement is hereby amended as follows:

     The Additional Deposit shall be paid in two installments as follows: (i) a first installment of $100,000 shall be paid simultaneously with the execution and delivery of this First Amendment and (ii) a second installment of $800,000 shall be paid upon the dismissal of the Atherton Petition, or, if the Atherton Petition is not dismissed prior to the Closing, at the Closing.

5. Section 7.3 of the Agreement is hereby modified by adding a new sentence thereto as follows:

     " With  respect to any item  required to be paid by Buyer under item (a) of
     Section 7.2, but which is due less often than monthly, Buyer shall pay such item to Seller, in advance, on a monthly basis based on an estimate of the installment next due."

6. Seller and Buyer hereby agree that, notwithstanding the Atherton Petition, the condition precedent set forth in Section 10.1 has been satisfied. It is understood and agreed that the Atherton Petition does not affect satisfaction of the condition precedent set forth in Section 10.2.

7. Section 11.1 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "11.1 Time and Place. The closing contemplated by this Agreement (the "Closing") shall take place on the earlier of (A) September 15, 1999, or
     (B) the later of (i) June 1, 1999, (ii) the date that is forty (40) days after Coastal Approval, and (iii) the date that is ninety (90) days after the non-qualification or defeat or judicial declaration of invalidity of both (a) the Referendum of Resolution No. 98.075 (amending the City's General Plan to implement the LCP) and (b) the Referendum of Ordinance No. 1349 (amending the City of Laguna Beach's zoning ordinance to implement the LCP); provided, however, that in no event shall the Closing take place after September 15, 1999. The Closing shall take place at the offices of the Title Company or at such other place as the parties shall mutually agree. Time is of the essence with respect to the Closing."

8. Seller and Buyer shall mutually agree on a general strategic plan (the "Strategic Plan") to contest the Referendum of Resolution No. 98.075 and the Referendum of Ordinance No. 1349 (together, the "Referendum"). Seller will be solely responsible for the day-to-day execution of the Strategic Plan. In this regard, Jack A. Cuneo, Chairman of Merrill Lynch, Hubbard Inc., because of his unique knowledge of the political and historical aspects of the Property, will be made available by Seller to personally execute, or cause to be executed, the Strategic Plan. Seller shall be responsible for the payment of all reasonable out-of-pocket costs that are incurred by Seller or any employee or independent contractor engaged by Seller to contest the Referendum. Notwithstanding anything herein to the contrary, Seller shall have no liability whatsoever to Buyer or to any other person or entity in the event that the governmental entitlements available to the Property are rescinded or otherwise diminished by the passage of the Referendum. If, prior to the Closing, the Referendum is passed, Buyer shall have the option, by written notice given to Seller within ten (10) days after passage, to terminate this Agreement and, upon the giving of such notice of termination, the Down Payment shall be promptly returned to Buyer and the parties shall be released from all further obligations and liabilities under the Agreement, except with respect to the Surviving Indemnities. If Buyer chooses not to terminate this Agreement, Closing shall take place no later than sixty (60) days following the approval of the Referendum, but in no event later than September 15, 1999.

9. Unless otherwise defined herein, all capitalized terms set forth herein shall have the same meanings as set forth in the Agreement. The Agreement, as amended hereby, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.


10. This First Amendment is being executed in counterparts by facsimile transmissions and accepted by the parties as duplicate originals.


11. The submission of this First Amendment for examination does not constitute an offer by or to either party. This First Amendment shall be effective and binding only after due execution and delivery by the parties hereto.


12. All of the terms, covenants and conditions of the Agreement, as hereby amended, are ratified and confirmed and shall remain in full force and effect. The parties hereto hereby ratify and affirm the Agreement in all respects.


     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the date first above written. SELLER

                                            TREASURE ISLAND ASSOCIATES, a
                                            California general partnership

                                   By:      MLH Income Realty Partnership VI,
                                            a New York limited partnership,
                                            managing general partner

                                   By:      MLH Property Managers Inc.,
                                            a Delaware corporation,
                                            managing general partner

                                   By:      /s/Jack A. Cuneo
                                            ----------------------------
                                            Jack A. Cuneo
                                            President

                                            BUYER:

                                            VESTAR-ATHENS RESORTS, L.L.C.,
                                            an Arizona limited liability company

                                   By:      /s/ Kim A. Richards
                                            ---------------------------
                                            Name:    Kim A. Richards
                                            Title:  _________________




SECOND AMENDMENT
TO AGREEMENT OF PURCHASE AND SALE


THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE dated as of July 27, 1999 (this "Second Amendment"), between TREASURE ISLAND ASSOCIATES, a California general partnership ("Seller") and VESTAR-ATHENS RESORTS, L.L.C., an Arizona limited liability company ("Buyer").

RECITALS:

Seller and Buyer have entered into that certain Agreement of Purchase and Sale dated as of June 1, 1998, as amended by a First Amendment to Agreement of Purchase and Sale dated as of December 24, 1998 (the "First Amendment") (collectively the "Agreement"), providing for the sale and purchase of certain property known as Treasure Island Destination Resort and located in Laguna Beach, California.


B.   Under the First Amendment,  the Additional  Deposit was payable as follows:
     (i) a first installment of $100,000 (the "First Installment") and (ii) a second installment of $800,000 (the "Second Installment"). The First Installment has been paid by Buyer.

C. Seller and Buyer now desire to further amend the Agreement as set forth herein.



AGREEMENTS:

NOW, THEREFORE, in consideration off the agreements and mutual covenants set forth herein and notwithstanding anything in the Agreement to the contrary, Seller and Buyer hereby agree as follows:

Section 2.2 of the Agreement is hereby amended as follows: The Second Installment shall be paid by the execution by Buyer, Lee Hanley and Kim Richards of a promissory note in the original principal amount of $800,000 due and payable on August 10, 1999, the form of which is attached hereto as Exhibit "H" (the "Promissory Note"). The Promissory Note, as so executed, shall be delivered to Seller simultaneously with the execution of this Second Amendment. Seller agrees that upon the maturity of the Promissory Note, Buyer may pay the indebtedness due thereunder directly to the Escrow Agent and such payment shall constitute payment of the Second Installment. Buyer represents and warrants to Seller that Lee Hanley and Kim Richards are members of Buyer and have a direct financial interest in Buyer.


2. Section 11.1 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "11.1 Time and Place. The closing contemplated by this Agreement (the "Closing") shall take place on August 31, 1999, at the offices of the Title Company or at such other place as the parties shall mutually agree. Time is of the essence with respect to the Closing."


The following sentence is hereby added to Section 16.1 of the Agreement.


     "Notwithstanding anything herein to the contrary, if the Promissory Note is not paid when due and payable, the same shall constitute a default by Buyer under this Agreement, thereby entitling Seller, without further notice and/or demand and in addition to its rights and remedies under the Promissory Note, to terminate this Agreement and exercise all of its rights and remedies under this Section 16.1."


     Unless otherwise defined herein, all capitalized terms set forth herein shall have the same meanings as set forth in the Agreement. The Agreement, as amended hereby, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.


5. This Second Amendment is being executed in counterparts by facsimile transmissions and accepted by the parties as duplicate originals.

6. All of the terms, covenants and conditions of the Agreement as hereby amended, are ratified and confirmed and shall remain in full force and effect. The parties hereto hereby ratify and affirm the Agreement in all respects.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the date first above written.

                                        SELLER:

                                        TREASURE ISLAND ASSOCIATES,
                                        a California general partnership

                               By:      MLH Income Realty Partnership VI,
                                        a New York limited partnership,
                                        its managing general partner

                               By:      MLH Property Managers Inc.,
                                        a Delaware corporation,
                                        its managing general partner

                               By:      _____________________________
                                        Jack A. Cuneo
                                        Its:     President

                                        BUYER:

                                        VESTAR-ATHENS RESORTS, L.L.C.,
                                        an Arizona limited liability company

                               By:      ___________________________________
                               Name:    ___________________________________
                               Its:     ___________________________________




EXHIBIT "H"

PROMISSORY NOTE

$800,000.00                                                         July 27 1999


     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to Treasure Island Associates, a California general partnership, ("Holder"), or order, the principal sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00). All amounts are due and payable in lawful money of the United States of America at First American Title Insurance Company, 228 East 45th Street, New York, New York, 10017-3303, Escrow No. 135CA23593 ("Escrow Agent").

     The entire unpaid principal balance and all other amounts payable hereunder shall be due and payable on August 10, 1999 and constitutes the Second Installment of the Additional Deposit described in that certain Second Amendment to Agreement of Purchase and Sale dated as of July 27, 1999 (the "Second Amendment") between Holder and Vestar-Athens Resorts, L.L.C., an Arizona limited liability company ("Vestar"). Deposit of the Second Installment described in the Second Amendment with Escrow Agent shall constitute payment in full of the unpaid principal balance and all other amounts payable under this Note.

     If the due date of any payment is on a day other than a business day, such payment shall be due and made on the next succeeding business day.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon the occurrence of any such Event of Default, all sums evidenced hereby, including the entire principal sum and all other amounts due hereunder, shall, at the election of Holder, become immediately due and payable, upon written notice to Maker: (i) Maker fails to pay any amount when due under this Note; (ii) Maker applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for Maker, or makes a general assignment for the benefit of creditors; or (iii) Maker permits or suffers to exist the commencement of bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, except for any involuntary proceeding initiated or consented to by Holder, or dissolution, winding up or liquidation proceeding in respect of Maker. Upon the occurrence of an Event of Default by Maker, the unpaid principal balance due hereunder shall bear interest at the rate of twelve percent (12%) per annum (the "Default Rate") from the date of Event of Default . Upon the occurrence of an Event of Default, Holder shall have all rights and remedies available at law or in equity.

     Maker shall have the right to prepay all or any portion of this Note at any time without penalty or premium.

     All fees, including attorneys' fees, charges, goods, things in action, or any other sums or things of value or other contractual obligations (collectively, the "Additional Sums") paid by Maker to the Holder of this Note, whether pursuant to this Note or otherwise with respect to the indebtedness evidenced hereby, or any other document or instrument in any way pertaining to such indebtedness, which, under the law of the State of New York may be deemed to be interest with respect to such indebtedness, shall, for the purpose of any laws of the State of New York which may limit the maximum rate of interest to be charged with respect to such indebtedness, be payable by Maker as, and shall be deemed to be, interest, and for such purposes only, Maker agrees to an effective contracted for rate of interest equal to the rate of interest resulting from the payment of any Additional Sums. Maker understands and believes that this transaction complies with the usury laws of New York; however, if any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable hereunder by Maker shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Maker which exceed the maximum amount permitted by law will be credited against the outstanding principal indebtedness. If the principal indebtedness has already been paid, the excess amount paid will be refunded to Maker.

     Except as otherwise provided herein, Maker waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity, and protest and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker agrees that the Holder may accept late or partial payments even though they are marked "payment in full," without losing, prejudicing or waiving any rights hereunder.

     Maker shall pay all costs of collection, including reasonable attorneys' fees and all costs of suit and preparation for such suit (whether at trial or appellate level), in the event the unpaid amounts of this Note are not paid when due, or if at any time the Holder should incur any attorneys' fees in any proceeding under the Federal Bankruptcy Act (or any similar laws for the protection of debtors generally) in order to collect any indebtedness hereunder whether suit be brought or not, and whether through courts of original jurisdiction, as well as in court of appellate jurisdiction, or through a Bankruptcy Court or other legal proceedings.

     In the event of any court proceeding with respect to this Note, attorneys' fees shall be set by the court and not be the jury and shall be included in any judgment obtained by the prevailing party.

     No amendment, modification, change, waiver or discharge shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. If any provision hereof is invalid or unenforceable, the other provision hereof shall remain in full force and effect and shall be liberally construed in favor of the Holder hereof in order to effectuate the provision hereof. The provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

     A waiver by Holder or failure to enforce any covenant or condition of this Note or to declare any default hereunder shall not operate as a waiver of any subsequent default or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

     This Note shall be construed in accordance with and governed by the law of the State of New York.

     Time is of the essence of this Note and each and every term hereto. Payments shall be credited only when actually received in immediately available funds.

     Lee T. Hanley and Kim A. Richards are joining in the execution of this Note as they are principals of Vestar.

     This Note may be executed in counterparts and by facsimile signature.

IN WITNESS WHEREOF, Maker has executed this Promissory Note this 27th day of July, 1999.

                                            MAKER:

                                            LEE T. HANLEY and KIM A. RICHARDS

                                            ________________________________
                                            Lee T. Hanley

                                            ________________________________
                                            Kim A. Richards

                                            VESTAR-ATHENS RESORTS, L.L.C., an
                                            Arizona limited liability company

                                            By:
                                                     Lee T. Hanley
                                            Its:     Managing Member

                                            Address of Maker:

                                            2425 East Camelback Road
                                            Suite 750
                                            Phoenix, Arizona  85016






ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into as of August 9, 1999 (the "Agreement") by and between VESTAR-ATHENS RESORTS, L.L.C., an Arizona limited liability company ("Assignor") and MI LAGUNA, LLC, a Delaware limited liability company ("Assignee").


RECITALS



A. Assignor, as buyer, and Treasure Island Associates, a California general partnership (the "Seller") as seller, are parties to that certain Agreement of Purchase and Sale dated as of June 1, 1998, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of December 24, 1998 and that certain Second Amendment to Agreement of Purchase and Sale dated as of July 27, 1999 (as amended, the "Purchase Agreement") providing for the sale to Assignor of that certain real property described on Exhibit A attached hereto and by this reference incorporated herein (the "Property").


B. Assignor has agreed to assign to Assignee all of Assignor's right, title and interest as buyer under the Purchase Agreement. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. Assignment. Effective as of the date of execution by Seller of the Consent attached hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement.


2. Assumption. Assignee hereby accepts the foregoing assignment and, effective as of the date of execution by Seller of the Consent attached hereto, agrees to assume and be bound by all covenants, obligations, terms and conditions of the Purchase Agreement.

3. Representations and Warranties. Assignor hereby represents and warrants to Assignee that (a) the Purchase Agreement is in full force and effect and there are no defaults thereunder either by Assignor or Seller, (b) other than the restrictions on assignment set forth in Section 18 of the Purchase Agreement, no conditions exist, or with notice or passage of time would exist, that would give Seller the right to terminate the Purchase Agreement or otherwise refuse to convey the Property to Assignee, as successor in interest to Assignor, (c) all conditions precedent to the conveyance of the Property by Seller as set forth under the Purchase Agreement have been met other than the delivery of documents set forth in Section 11 of the Purchase Agreement, the issuance of a policy of title insurance as set forth in Section 5 of the Purchase Agreement and the payment of the purchase price of the Property, (d) the Purchase Agreement is the only agreement between Assignor and Seller (whether written or oral) relating to the sale of the Property, (e) to the best of Assignor's knowledge, upon the close of escrow and delivery of the deed and assignment referenced in Sections 11.2.1 and 11.2.3, respectively, of the Purchase Agreement, Assignor will obtain full right, title and interest in all currently existing entitlements, permits, licenses and agreements relating to the development of the Property as a resort hotel, and (h) Assignor has full right, title and interest, as buyer, in the Purchase Agreement, subject to no other assignment, right, claim or interest of any other party. Notwithstanding anything to the contrary set forth herein, nothing contained in this Section 3 shall be deemed to constitute a representation or warranty with respect to any rights Lend Lease Real Estate Investments, Inc., Lend Lease Development (U.S.), Inc. or any of the their managed funds, including Value Enhancement Fund III and Lend Lease Global Property, or any Lend Lease-related company or fund, may have in the Purchase Agreement.

4. Successors and Assigns; Survival. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns. The representations and warranties set forth herein shall survive the execution, delivery and effectiveness of this Assignment.

5. Governing Law. This Assignment shall be governed by, interpreted under and construed in accordance with the internal laws of the State of California, without reference to conflict of laws principals.

6. Attorneys' Fees. In the event of any litigation arising out of or in connection with this Assignment, the prevailing party in any action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such action or proceeding.

7. Further Assurances. Assignor and Assignee shall promptly execute, acknowledge and deliver such instruments and documents and perform such further acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

8. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be construed as one and the same document. Any signature signed in counterpart by facsimile shall be deemed an original signature.



IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.


                                            ASSIGNOR

                                            VESTAR-ATHENS RESORTS, L.L.C.,
                                            an Arizona limited liability company

                                    By:
                                    Title:


                                            ASSIGNEE

                                            MI LAGUNA, LLC,
                                            a Delaware limited liability company

                                   By:      MARRIOTT INTERNATIONAL, INC.,
                                            a Delaware corporation

                                    By:
                                    Title:





CONSENT

     Treasure Island Associates, as Seller under the Purchase Agreement,  hereby
(a) consents to the foregoing assignment and agrees to recognize Assignee as the buyer thereunder, (b) agrees that Assignee may, without Seller's further consent, assign its interest under the Purchase Agreement to an affiliate controlled by Assignee, (c) agrees that Assignee may designate a nominee to take title to the Property and (d) represents and warrants that (1) the Purchase Agreement is in full force and effect, no default exists thereunder, and no conditions exist, or with notice or passage of time would exist, that would give Seller the right to terminate the Purchase Agreement or refuse to convey the Property to Assignee, (2) other than the Purchase Agreement, there are no other agreements between Assignor and Seller (oral or written) relating to the purchase of the Property and (3) all conditions precedent to the conveyance of the Property by Seller as set forth under the Purchase Agreement have been met other than the delivery of documents set forth in Section 11 of the Purchase Agreement, the issuance of a policy of title insurance as set forth in Section 5 of the Purchase Agreement and the payment of the purchase price of the Property.


DATE:                                        TREASURE ISLAND ASSOCIATES,
                                             a California general partnership

                                        By:  MLH Income Realty Partnership VI
                                             a New York limited partnership
                                             Managing General Partner

                                        By:  MLH Property Managers Inc.
                                             a Delaware corporation
                                             Managing General Partner

                                        By:
                                        Title:





EXHIBIT A

LEGAL DESCRIPTION

All that certain land situated in the State of California, County of Orange, City of Laguna Beach, described as follows:

PARCELS 1, 2 AND 3 AS SHOWN ON A MAP FILED IN BOOK 187, PAGES 39, 40 AND 41 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING ANY PORTION OF THE DESCRIBED PROPERTY BELOW THE LINE OF NATURAL ORDINARY HIGH WATER MARK WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSION CHANGES IN THE LOCATION OF THE SHORELINE.





ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into as of August ___, 1999 (the "Agreement") by and between MI LAGUNA, LLC, a Delaware limited liability company ("Assignor"), and FIVE STAR RESORT LLC, a Delaware limited liability company ("Assignee").


RECITALS



C. Vestar-Athens Resorts, L.L.C., an Arizona limited liability company ("Vestar"), as buyer, and Treasure Island Associates, a California general partnership (the "Seller"), as seller, are parties to that certain Agreement of Purchase and Sale dated as of June 1, 1998, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of December 24, 1998 and that certain Second Amendment to Agreement of Purchase and Sale dated as of July 27, 1999, and as assigned by Vestar to Assignor, as buyer, pursuant to that certain Assignment and Assumption Agreement, dated as of August 9, 1999 (as amended and assigned, the "Purchase Agreement") providing for the sale to Assignor of that certain real property described on Exhibit A attached hereto and by this reference incorporated herein (the "Property").


D. Pursuant to a Consent executed August 19, 1999, Seller agreed that Assignor could, without Seller's further consent, assign its interest under the Purchase Agreement to an affiliate controlled by Assignor. Assignor is the managing member of Assignee, and owns a 99% interest in Assignee.

E. Assignor has agreed to assign to Assignee all of Assignor's right, title and interest as buyer under the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. Assignment. Effective as of the date hereof, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement.


2. Assumption. Assignee hereby accepts the foregoing assignment and, effective as of the date hereof, agrees to assume and be bound by all covenants, obligations, terms and conditions of the Purchase Agreement.

3. Representations and Warranties. Assignor hereby represents and warrants to Assignee that Assignor has full right, title and interest, as buyer, in the Purchase Agreement, subject to no other assignment, right, claim or interest of any other party.

4. Successors and Assigns; Survival. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns. The representations and warranties set forth herein shall survive the execution, delivery and effectiveness of this Assignment.

5. Governing Law. This Assignment shall be governed by, interpreted under and construed in accordance with the internal laws of the State of California, without reference to conflict of laws principles.

6. Attorneys' Fees. In the event of any litigation arising out of or in connection with this Assignment, the prevailing party in any action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such action or proceeding.

7. Further Assurances. Assignor and Assignee shall promptly execute, acknowledge and deliver such instruments and documents and perform such further acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

8. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be construed as one and the same document. Any signature signed in counterpart by facsimile shall be deemed an original signature.







IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.


                                   ASSIGNOR

                                   MI LAGUNA, LLC,
                                   a Delaware limited liability company

                          By:      MARRIOTT INTERNATIONAL, INC.,
                                   a Delaware corporation

                          By:
                          Title:

                                   ASSIGNEE

                                   FIVE STAR RESORT LLC,
                                   a Delaware limited liability company

                          By:      MI LAGUNA, LLC,
                                   a Delaware limited liability company

                          By:      MARRIOTT INTERNATIONAL, INC.,
                                   a Delaware corporation

                          By:
                          Title:

EXHIBIT A

LEGAL DESCRIPTION

All that certain land situated in the State of California, County of Orange, City of Laguna Beach, described as follows:

PARCELS 1, 2 AND 3 AS SHOWN ON A MAP FILED IN BOOK 187, PAGES 39, 40 AND 41 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING ANY PORTION OF THE DESCRIBED PROPERTY BELOW THE LINE OF NATURAL ORDINARY HIGH WATER MARK WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSION CHANGES IN THE LOCATION OF THE SHORELINE.